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                     UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C.  20549

                      FORM 8-A/A
                   (Amendment No. 1)

   FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
       PURSUANT TO SECTION 12(b) OR 12(g) OF THE
            SECURITIES EXCHANGE ACT OF 1934

              WSFS FINANCIAL CORPORATION
----------------------------------------------------------
(Exact Name of Registrant as Specified in its Charter)

     DELAWARE                                   22-2866913
-----------------------------              ------------------
(State of Incorporation or                 (I.R.S. Employer
 Organization)                             Identification No.)

838 MARKET STREET, WILMINGTON, DELAWARE               19899
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(Address of Principal Executive Offices)            (Zip Code)


                    WSFS CAPITAL TRUST I
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     (Exact Name of Registrant as Specified in its Charter)

     DELAWARE                                     51-6511832
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(State of Incorporation or                   (I.R.S. Employer
Organization)                                Identification No.)

c/o WSFS FINANCIAL CORPORATION
    838 MARKET STREET, WILMINGTON, DELAWARE             19899
-------------------------------------------          ----------
(Address of Principal Executive Offices)             (Zip Code)



If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration file number to which this form
relates:  333-56015; 333-56015-01
          -----------------------
               (If applicable)

Securities to be registered pursuant to Section 12(b) of the
Act:  NONE

Securities to be registered pursuant to Section 12(g) of the
Act:

     FLOATING RATE CUMULATIVE TRUST PREFERRED SECURITIES
                    OF WSFS CAPITAL TRUST I
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                        (Title of Class)

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      GUARANTEE OF WSFS FINANCIAL CORPORATION WITH RESPECT
         TO THE FLOATING RATE CUMULATIVE TRUST PREFERRED
                SECURITIES  OF WSFS CAPITAL TRUST I
      ----------------------------------------------------
                         (Title of Class)

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NOTE:   This Form 8-A/A is being filed to amend the Form 8-A
        for registration of the above securities to include the First Amendment to the Amended and Restated Trust
        Agreement of WSFS Capital Trust I as an exhibit.

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ITEM 2.        EXHIBITS.
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Number         Description
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    4.1        Certificate of Trust of WSFS Capital Trust I
               (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3, Registration Nos. 333-56015, 333-56015-01 and
               333-56015-02 filed by WSFS Financial
               Corporation, WSFS Capital Trust I and WSFS
               Capital Trust II (the "Registration
               Statement"))

    4.2        Trust Agreement of WSFS Capital Trust I
               (incorporated by reference to Exhibit 4.4 to the Registration Statement)

    4.3 Amended and Restated Trust Agreement of WSFS Capital Trust I (incorporated by reference to
               Exhibit 4.1 to WSFS Financial Corporation's
               Current Report on Form 8-K/A, dated November
               20, 1998 (the "Form 8-K/A"))

    4.4 Form of Trust Preferred Security Certificate of WSFS Capital Trust I (incorporated by reference to Exhibit 4.3 to the Form 8-K/A)

    4.5        Trust Preferred Securities Guarantee Agreement
               (incorporated by reference to Exhibit 4.3 to the Form 8-K/A)

    4.6 Form of Junior Subordinated Indenture between WSFS Financial Corporation and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement)

    4.7        Officers' Certificate and Company Order for
               Floating Rate Junior Subordinated Debentures due December 1, 2028 (incorporated by reference to Exhibit 4.2 to the Form 8-K/A)

    4.8        Form of Floating Rate Junior Subordinated
               Debenture (incorporated by reference to
               Exhibit 4.5 to the Form 8-K/A)

    4.9        First Amendment to the Amended and Restated
               Trust  Agreement of WSFS Capital Trust I

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                       SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                           WSFS FINANCIAL CORPORATION
                           --------------------------
                                   (Registrant)


Date: November 30, 1999    By: /s/ Marvin N. Schoenhals
                               -----------------------------
                               Marvin N. Schoenhals
                               Chairman and President


                           WSFS CAPITAL TRUST I
                           -------------------------------
                                   (Registrant)


Date: November 30, 1999    By: /s/ Marvin N. Schoenhals
                               -----------------------------
                               Marvin N. Schoenhals
                               Administrative Trustee